CONSULTANT COMPENSATION AGREEMENT

               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 26th day of June, 2001, among Pacific International Holding, Inc., a Utah corporation ("Pacific"); and the following individuals who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "D" hereof: Cox Lee; Huang Keng Chit, Edward Dong; and Justeene Blankenship (collectively, the "Consultants").

               WHEREAS, the Board of Directors of Pacific has adopted a written compensation agreement for compensation of four individual Consultants who are natural persons; and

               WHEREAS, Pacific has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of Pacific; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages and exhibits thereto; and

               WHEREAS, Pacific and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Pacific may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Pacific;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Compensation Plan

          1.1 Employment. Pacific hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform the services requested by management of Pacific to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Pacific harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to Pacific.

          1.3 Term. All services performed at the request of Pacific by the Consultants have either been performed and completed, or shall be performed within one year from the date hereof, at which time this Plan shall terminate, unless extended by written agreement of Pacific and the Consultants for one additional year. If the Plan shall terminate, and options for unearned shares have been exercised and said shares issued to either consultant pursuant to this Plan, said shares shall be returned by Consultant(s) and canceled by Pacific within ten days of said termination.

          1.4 Payment. Pacific and the Consultants agree that Pacific shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $.05 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. Each of the Consultants shall provide Pacific with written invoices detailing the services duly performed and/or the retainer or flat fee for such services. Such invoices shall be paid by Pacific in accordance with Section 1.4 above, subject to the satisfaction of the management of Pacific that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of Pacific at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of Pacific that may be issued by Pacific for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Pacific shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice by the respective Consultants, and duly verified to the satisfaction of Pacific, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Pacific in writing prior to the issuance of such shares.

          1.9 Adjustments in the Number of Shares of Common Stock and Price Per Share. Pacific and the Consultants agree that the per share price of shares of common stock that may be issued by Pacific to the Consultants for services performed under this Plan has been arbitrarily set by Pacific; however, in the event Pacific shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Pacific prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

                           Section 2

           Representations and Warranties of Pacific

         Pacific represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. Pacific is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Pacific has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Pacific may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Pacific.

          2.3 Registration Statement on Form S-8. Pacific shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Pacific; and Pacific will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Pacific shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Pacific shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Pacific is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Pacific has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. Pacific has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Pacific hereunder have been duly authorized by all requisite corporate action on the part of Pacific, and this Plan constitutes a valid and binding obligation of Pacific and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Pacific.

                           Section 3

       Representations and Warranties of the Consultants

               Each of the Consultants represents and warrants to, and covenants with, Pacific as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by Pacific for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Pacific, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to Pacific, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Pacific is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Pacific shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                           Section 4

                           Indemnity

              Pacific and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Pacific to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                           Section 5

                          Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Pacific and the respective Consultants in writing; (2) by either the Directors of Pacific or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Pacific to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Pacific:     163-10 Northern Boulevard #202
                             Flushing, NY 11458

          If to Consultants: 163-10 Northern Boulevard #202
                             Flushing, NY 11458

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither Pacific nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              Pacific International Holding, INC.


                              By /s/ Kitty Chow
                                ---------------------------
                              Kitty Chow, President and Director

                          EXHIBIT "A"

                CONSULTANT COMPENSATION AGREEMENT

                   COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Pacific International Holding, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Consultant:

                         Cox Lee


Date: June 26, 2001    /s/ Cox Lee

Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit A-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 141,520 shares of Pacific common stock, at $.05 per share.



                                     EXHIBIT A-1


June 20, 2001

Michael L. Labertew
4685 South Highland Drive #202A
Salt Lake City, UT 84117

Re: Pacific International Holding, Inc.

Dear Mr. Labertew:

     This will confirm for purposes of any filing requirements the source obligation(s) for the shares of Pacific International Holding, Inc. that Pacific International Holding, Inc. wishes to have issued to me.

     1. 141,520 shares represents my fee for work, effort and costs expended to date in researching and locating Chinese trade partners, ventures, licenses, and opportunities, including the exporting and importing of goods and services.


     Please feel free to contact me if you have any questions.

     Sincerely,

     /s/ Cox Lee


                          EXHIBIT "B"

            CONSULTANT COMPENSATION AGREEMENT

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Pacific International Holding, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.
                              Consultant:

                              Huang Keng Chit


Date: June 19, 2001         /s/ Huang Keng Chit

Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit B-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 100,000 shares of Pacific common stock, at $.05 per share.



                           EXHIBIT "B-1"

June 19, 2001

Michael L. Labertew
4685 South Highland Drive, Suite 202A
Salt Lake City, UT  84117

Re: Shares of common stock of Pacific International Holding, Inc., a Utah corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission

Dear Mr. Labertew:

As per your request, the following is a list of the services I have rendered for the Company from through the present:

Travel, numerous meetings and telephone conferences with principals of Pacific International and governmental officials in China regarding telecommunications opportunities in China

Please let me know if I can be of further assistance.

Respectfully,

/s/ Huang Keng Chit

Huang Keng Chit

                        EXHIBIT "C"

               CONSULTANT COMPENSATION AGREEMENT

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Pacific International Holding, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.
                              Consultant:

                              Edward Dong


Date: June 22, 2001         /s/ Edward Dong

Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit C-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 58,480 shares of Pacific common stock, at $.05 per share.



                           EXHIBIT "C-1"

June 20, 2001

Pacific International Holding, Inc.
163-10 Northern Boulevard #202
Flushing, NY 11458

Via Facsimile

Re:  Services for Pacific International Holding, Inc.

Ladies and Gentlemen:

     I have performed the following work for Pacific International Holding,
Inc.:

     Contact with investment relations and public relations companies in China and the U.S. to assist the company with its shareholders, publicity and its market in the U.S. and China.

     Sincerely,



     /s/ Edward Dong

                                EXHIBIT "D"

               CONSULTANT COMPENSATION AGREEMENT

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Pacific International Holding, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.
                              Consultant:

                              Justeene Blankenship


Date: June 26, 2001        /s/ Justeene Blankenship

Number of Shares and Maximum Value of Services
General Description of Services to be Performed

See Exhibit D-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in invoices for 200,000 shares of Pacific common stock, at $.05 per share.


                           EXHIBIT "D-1"


June 26, 2001


Michael L. Labertew, Attorney at Law
4685 S. Highland Drive #202A
Salt Lake City, UT 84117

HAND DELIVERED

With regard to the 200,000 shares to be issued to me for services rendered to the Company I submit the following invoice.


                         INVOICE

Services rendered on behalf of Pacific International Holding, Inc.:

     - Preliminary preparation and submission of periodic filings for the SEC

     - Preparation of unaudited financial statements on a quarterly and annual basis.

     - Coordinate and consult with attorney, accountant and management on filings, merger candidates and Board of Directors actions.

                         Total Due:     200,000 shares of
                                                common stock

     Thank you for your consideration in this matter. If you have any questions, please do not hesitate to contact me.

     Sincerely,

     /s/ Justeene Blankenship

     Justeene Blankenship